Exhibit 99.B(d)(72)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, LLC

(f/k/a Analytic Investors, Inc.)

Dated July 1, 2003, as amended on October 28, 2004, March 10, 2006 and December 17, 2008

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Diversified Alpha Fund (f/k/a Large Cap Disciplined Equity Fund)

U.S. Managed Volatility Fund (f/k/a Managed Volatility Fund)

Global Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:

/s/ Aaron C. Buser	/s/ Marie Nastasi Arlt

Name:	Name:

Aaron C. Buser	Marie Nastasi Arlt

Title:	Title:

Vice President	Chief Operating Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, LLC

(f/k/a Analytic Investors, Inc.)

(the “Agreement”)

Dated July 1, 2003, as amended on October 28, 2004, March 10, 2006 and December 17, 2008

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund	X.XX%
(f/k/a Large Cap Disciplined Equity Fund)

U.S. Managed Volatility Fund	X.XX%
(f/k/a Managed Volatility Fund)

Global Managed Volatility Fund	X.XX%

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:

/s/ Aaron C. Buser	/s/ Marie Nastasi Arlt

Name:	Name:

Aaron C. Buser	Marie Nastasi Arlt

Title:	Title:

Vice President	Chief Operating Officer